As filed with the Securities and Exchange Commission on January 6, 2000
                                                       Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      Wilshire Real Estate Investment Inc.
             (Exact name of registrant as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                   52-2081138
                     (I.R.S. Employer Identification Number)

                               1310 SW 17th Street
                               Portland, OR 97201
               (Address of principal executive offices) (Zip code)

                   Wilshire Real Estate Investment Trust Inc.
                             1998 Stock Option Plan
                              (Full Title of Plan)

                             Lawrence A. Mendelsohn
                               1310 SW 17th Street
                               Portland, OR 97201
                                 (503) 721-6500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                            James M. Waddington, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of           Amount         Proposed      Proposed maximum    Amount of
securities         to be          maximum          aggregate      Registration
to be            registered    offering price       offering           Fee
registered                      per share(1)        price(1)
--------------------------------------------------------------------------------
Common Stock,    3,500,000        $2.1875          $7,656,250      $2,021.25
par value          shares
$.0001 per
share
================================================================================

------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) calculated on the basis of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on January 3, 2000.
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                                        1

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents By Reference.

     The following  documents filed with the Securities and Exchange  Commission
by  Wilshire  Real  Estate   Investment   Inc.,  a  Maryland   corporation  (the
"Corporation" or the "Registrant"), are incorporated herein by reference:

          (1) The Corporation's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998;

          (2) The Corporation's Annual Report filed on Form 10-K/A for the fiscal year ended December 31, 1998;

          (3) The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          (4) The Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

          (5) The Corporation's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1999;

          (6) The Corporation's Current Report on Form 8-K dated September 30, 1999;

          (7) The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

          (8) The Corporation's Current Report on Form 8-K dated November 12, 1999;

          (9) The Corporation's Current Report on Form 8-K dated December 13, 1999;

          (10) The Corporation's Current Report on Form 8-K dated December 15, 1999; and

          (11) the description of the Corporation's common stock, par value $.0001 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a

                                      II-1

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post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interest of Named Experts and Counsel.

     Not applicable.

     Item 6. Indemnification of Directors and Officers.

     The Corporation's Amended and Restated Articles of Incorporation (the "Charter") limits the liability of its directors and officers to the Corporation and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Corporation or its stockholders to obtain other relief, such as an injunction or rescission. The Charter and the Corporation's Bylaws require the Corporation to indemnify and hold harmless and, without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to its present and former directors and officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be


                                      II-2

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made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. Indemnification is limited to court ordered reimbursement for expenses; however, if the proceeding is one by or in the right of the corporation, and the director or officer was adjudged to be liable to the corporation or if the proceeding is one charging improper personal benefit to the director or officer and the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Maryland law requires a corporation (unless its charter provides otherwise, which the Corporation's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and is unenforceable pursuant to
Section 14 of the Securities Act.

     The Corporation maintains an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries may incur in their capacities as such.

     Item 7. Exemption from Registration Claimed.

     Not Applicable.

     Item 8. Exhibits.

     3.1 Amended and Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999

     3.2 Bylaws of the Corporation (incorporated by reference to Exhibit 3.2 of the Corporation's Registration Statement on Form S-11 (Registration No. 333-39035) dated February 27, 1998

     4.1 Wilshire Real Estate Investment Trust Inc. 1998 Employee Stock Option Plan

     5    Opinion of Proskauer Rose LLP

     23.1 Consent of Arthur Andersen LLP

     23.2 Consent of Proskauer Rose LLP (included in Exhibit 5)

     24   Powers of Attorney (included on signature page)


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     Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in value of securities offered (if just the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume or price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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          (b)   The undersigned Registrant hereby undertakes that, for
     purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                      II-5


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on December 29, 1999.

                                         WILSHIRE REAL ESTATE INVESTMENT INC.


                                         By:/s/ Andrew A. Wiederhorn
                                            ------------------------
                                            Andrew A. Wiederhorn
                                            Chairman and Chief Executive Officer

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each director and officer whose signature appears below constitutes and appoints Andrew A. Wiederhorn and Lawrence A. Mendelsohn, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any or all amendments
(including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of common stock of the Corporation to be issued pursuant to the Corporation's 1998 Stock Option Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signatures                       Title                         Date
    ----------                       -----                         ----

/s/ Andrew A. Wiederhorn     Chairman of the Board,          December 29, 1999
------------------------     Chief  Executive Officer
Andrew A. Wiederhorn         and a Director
                             (principal executive officer)


/s/ Lawrence A. Mendelsohn   President and a Director        December 29, 1999
--------------------------
Lawrence A. Mendelsohn

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    Signatures                       Title                         Date
    ----------                       -----                         ----

                             Executive Vice President and    December 29, 1999
/s/ Chris Tassos             Chief Financial Officer
----------------             (Principal Financial and
Chris Tassos                 Accounting Officer)


/s/ David C. Egelhoff        Director                        December 29, 1999
---------------------
David C. Egelhoff


/s/ Jordan D. Schnitzer      Director                        December 29, 1999
-----------------------
Jordan D. Schnitzer

/s/ Patrick Terrell          Director                        December 29, 1999
-------------------
Patrick Terrell


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                                                                       EXHIBIT 5


December 29, 1999


Wilshire Real Estate Investment Inc.
1310 SW 17th Street
Portland, OR  97201


Dear Sirs:

     We are acting as counsel to Wilshire Real Estate Investment Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 3,500,000 shares (the "Shares") of Common Stock, par value $.0001 per share, of the Company. The Shares are to be issued by the Company pursuant to the Company's 1998 Stock Option Plan (the "Plan").

     As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plans and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Very truly yours,

                                                /s/ Proskauer Rose LLP

                                      II-8

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                                                                    Exhibit 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 19, 1999 included in the Company's Form 10-K and Form 10-K/A for the year ended December 31, 1998.

                                                 Arthur Andersen LLP

Los Angeles, California
December 22, 1999




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